10.21

OUTSOURCING AGREEMENT

This OUTSOURCING AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of November, 2013, by and among Photronics, Inc., a Connecticut corporation (“Photronics”), Dai Nippon Printing Co., Ltd., a Japanese corporation (“DNP”), and Photronics Semiconductor Mask Corp. (the “Company”), a company limited by shares organized and formed under the Company Act of the Republic of China.  Each of Photronics and DNP is hereinafter referred to as a “Supplier” and collectively as the “Suppliers” and each of the Suppliers and the Company is hereinafter referred to as a “Party” and collectively as the “Parties.”

ARTICLE 1.
BACKGROUND

Photronics and DNP wish to participate in a joint venture either directly or indirectly through their respective Affiliates as Shareholders in the Company, and to carry on the Business (as defined below) through the Company.  The Parties are engaged, among other things, in the design, development, fabrication and sale of advanced photomasks (the “Business”).  In connection with the formation of the joint venture, Photronics and DNP have entered into a Joint Venture Operating Agreement (the “JV Operating Agreement”) dated as of the 20th day of November, 2013. In connection with the JV Operating Agreement and in order to support the business objective of the Company, including but not limited in order to allow the Company access to products it may be unable to manufacture on its own and also to provide backup capacity to the Company in the event the Company operations are disrupted or the Company has a capacity shortfall, the Company desires to outsource or issue to the Suppliers, and the Suppliers agree to accept, certain purchase orders of the Company in connection with its Business pursuant to the terms and conditions set forth herein.

ARTICLE 2.
INTERPRETATION

2.1           Defined Terms

Unless otherwise defined in this Agreement, terms defined in the JV Operating Agreement shall have the same meanings when used in this Agreement.

2.2           Incorporation by Reference

The following Articles and Sections of the JV Operating Agreement shall be incorporated by reference into and form an integral part of this Agreement, mutatis mutandis: Section 5.16 (Non-Disclosure) and Section 12 (Miscellaneous).

ARTICLE 3.
PURCHASE ORDERS

3.1           Outsource and Issuance of Purchase Orders

The Company may at its own discretion * or issue Purchase Orders to * on the terms and conditions of this Agreement.  The Parties agree that they may add additional * to this Agreement through additional Purchase Orders signed by the Company and the relevant *.

3.2           Purchase Orders

•	* will make good faith efforts to accept all Purchase Orders from the Company for * that comply with this Agreement including adhering to all relevant specifications of * as set forth in the Purchase Order entered into between the Company and the * shall notify the Company of acceptance or rejection of a Purchase Order within * of receipt of a Purchase Order (“Product PO Confirmation”). Failure of * to accept or reject a Purchase Order within * shall constitute acceptance of such Purchase Order. The * for the * will be as set forth in the applicable Purchase Order (“Product Lead Time”). Each Purchase Order shall include the following: (a) the Company’s Purchase Order *; (b) identification of the quantity and type of the Product ordered by *; (c) the * of each Product ordered per Schedule 2 attached hereto; (d) the requested delivery date (subject to the applicable *); (e) any shipping instructions, including preferred carrier and shipping destination; and (f) the specifications for the Product.

3.3           Purchase Order Terms

All * orders agreed to between the Company and a * shall be governed by this Agreement unless otherwise agreed by the Company and the * in writing; the Parties agree that the * submitted by the Company to any of the * will mirror the terms and conditions of the * with respect to * for the Product and the * requirement submitted to the Company by the *. Those terms and conditions of the * may be discussed and agreed between the Company and any of the * prior to issuance of such * to any of the *.

3.4           Rescheduling and Cancellation

The Company may not adjust or cancel or reschedule any portion of an * unless the * fails to fulfill any material term of such accepted *.  * shall at all times use prudent material planning practices, including by way of example, reducing manufacturing and lead-times for * .  The Company forecast for each * will be provided on a weekly basis covering a rolling * month period.  The Company will provide the * with such * which will be updated * and * which will be updated * and will be used for planning purposes only.  If a * ability to * any * is constrained for any reason, such * shall immediately notify the Company of such * for the purpose of resolving the same.

3.5           End of Life

Each of the * may terminate its obligations to * a particular Product under this Agreement by giving written notice of the * of such Product to the Company at least * before the effective date of such termination (a “Product EOL Notice”), provided that (a) the relevant *, and the Company shall *, such Product ordered pursuant to this Agreement until the effective date of such termination and including any accepted * outstanding on the effective date of termination, (b) the relevant * its obligations to its other * with respect to such Product. When the Company becomes aware that any of its * any type of the Products, the Company shall promptly notify the * thereof.  Notwithstanding the above, if the Company has a * and the * (i) has confirmed in writing its intention to support the performance of such * by the Company through the * hereunder and (ii) are actually providing Product in support of such *, neither * can, to the extent of its confirmation, terminate its obligation * until such * is terminated.

3.6           Certain Claims

Notwithstanding any other provisions in this Agreement, either * may * of any Product after * receipt of a * or the * that is deemed credible by written opinion of the relevant * outside counsel, provided that the relevant * also discontinues * with respect to such Product; provided further that (i) * shall give the Company at least * prior written notice of its intent to discontinue sales of such Product, and (ii) at the Company’s request, if the Company will continue to * using the Product, * will provide the Company with all reasonable information and assistance necessary, and any necessary * to the * in accordance with the terms and conditions to be agreed by the relevant * and the Company, to enable the Company to *.

Any such granted * shall terminate and provided information shall be destroyed or returned in the event the relevant * resumes providing the * to the Company.  The Company shall defend, indemnify and hold harmless the relevant * from and against any claims, expenses and costs (including but not limited to attorney and other professional fees and expenses), settlement of third party claims (if negotiated and approved by the Company), damages and liability arising from or related to * of any third party solely with respect to the Company’s * specified in this Section 3.6 or * by or on behalf of the Company under the * granted in this Section 3.6.

3.7           Priority for New Products

During the development by either of the * as set forth in the Company's * as defined and attached in the JV Operating Agreement, the * who develops * shall provide the Company sufficient opportunity to test such * and determine whether to purchase such * under the terms and conditions including the timing agreed between such * and the Company, provided however the Company will not be obligated to * for * made by any of the * in order to continue to be *.   This Section 3.7 shall not applied to any products developed by the * for or with any * where such * is subject to non-disclosure obligations.

3.8           Qualification

* will make all reasonable efforts to * the Company for the *, and the Company with * will make all reasonable efforts to * but only for the purpose of being an * for the Company for the *.

Furthermore, * will make all reasonable efforts to * the Company for * so that the Company will be able to manufacture the products for *.

ARTICLE 4.
PURCHASE ORDER ALLOCATION

Notwithstanding any other provisions in this Agreement, the Parties agree that the outsourcing or issuance of any Purchase Orders hereunder by the Company to any of the * shall be at the Company’s discretion pursuant to the best interest of the Company taking into account the preference of the Company’s *; provided however that the Company will attempt to *.  The Parties will review * on a * basis.  If at the end of each * the value of * is higher than that of the *, the Company will attempt to * orders for the previous * until such * has received orders with value approximately equal to the other *.  Notwithstanding the above, each of the Parties agrees and acknowledges that if a * cannot provide * because of * or * to meet * of the Company, then the Company will be free to seek the Product *.  Additionally it is understood by the parties that any outsourcing * whether existing on the date hereof or entered into or existing after the date hereof will not * and any *.

ARTICLE 5.
PRODUCT PRICES AND PAYMENT

5.1           Prices

The purchase price for the Product shall be as set forth in Schedule 2.

5.2           Invoices; Payments

* shall issue invoices to the Company for any amounts payable to * pursuant to this Agreement upon * of the applicable Products to the Company.  Payments for Products delivered in accordance with Purchase Orders, and any other to be made by the Company * hereunder, shall be made in the Applicable Currency within * from the shipment of the applicable Products delivered.

5.3           Taxes

All amounts payable for Product sold by * to the Company hereunder are exclusive of any taxes.  The Company shall be responsible for and shall pay any applicable sales, use, excise or similar taxes, including value added taxes and customs duties due on the importation of Products and arising from purchases made by the Company under this Agreement, excluding any taxes based on * income and any applicable withholding taxes.  All such taxes shall be determined based upon the final shipment designation of the items identified on the invoice.

ARTICLE 6.
DELIVERY

6.1           Risk of Loss and Title

Delivery of all Products shall be made pursuant to the Delivery Term.  Risk of loss for the Products and title to the Products shall pass to the Company in accordance with the Delivery Term.

6.2           Delivery

* shall deliver the * in accordance with the Delivery Term, shipping instructions in the Purchase Order issued by the Company with regard to the requested delivery date (subject to the Product Lead Time), ship-to address, and carrier.  If the Company does not provide shipping instructions, * will select the carrier on a commercially reasonable basis.  * shall be responsible for * in accordance with the Delivery Term.

ARTICLE 7.
LIMITED WARRANTIES

7.1           Suppliers Limited Warranty

Each of the * warrants that the Products shall * agreed by the * and the Company in writing that is applicable to such Products for the Warranty Period.  This warranty does not apply to any Product failures resulting from misuse, storage in or exposure to environmental conditions inconsistent with those specified in the applicable specifications or documentation, modification of the Product by anyone other *.  If a Product fails to comply with the foregoing warranty, the * shall, at its option, either * such Product, or, in the event the foregoing options are not commercially practicable, * any amounts * for the applicable Product.  Without limiting the remedies specified in Article 9 and Section 10.2, this Section 7.1 states the exclusive remedy of the * of a Product to conform to the warranty provisions set forth in this Section 7.1.

7.2           Disclaimer

EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 7, THE PARTIES MAKE NO WARRANTIES OR REPRESENTATIONS TO THE OTHER PARTIES AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 8.
TERM AND TERMINATION

8.1           Term

This Agreement shall become effective on the completion of the merger contemplated under the Merger Agreement and shall continue to be in full force and effect for *.

8.2           Termination for Cause

A Party shall have the right to terminate its obligations under this Agreement if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after its receipt of written notice of the breach specifying such default.

8.3           Survival

Article 7 (for the duration of the applicable warranty period), Article 8, Article 9 and Article 10 shall survive any termination or expiration of this Agreement.

ARTICLE 9.
INDEMNIFICATION

9.1           Indemnification by Suppliers

Each of the * shall, with respect to Products supplied by such * the Company from and against any * Product by any party other than the *, (ii) the combination or use of the Product with other products, processes, methods, materials or devices except as approved by the *, or (iii) the fault of the Company.

9.2           Indemnification by Company

Other than claims for which the * are obligated to indemnify the Company under Section 9.1, the Company shall *.  The foregoing indemnity does not cover claims that solely arise from (i) the modification of the Product by any party other than the Company, or (ii) the combination or use of the Product with other products, processes, methods, materials or devices except as approved by the Company.

9.3           Procedure

The Party seeking indemnification hereunder (the “Indemnified Party”) agrees to promptly inform the other Party in writing of such claim and furnish a copy of each communication, notice or other action relating to the claim and the alleged infringement.  The Indemnified Party shall permit the other Party (the “Indemnifying Party”) to have sole control over the defense and negotiations for a settlement or compromise, provided that the Indemnifying Party may not settle or compromise a claim in a manner that imposes or purports to impose any liability or obligations on the Indemnified Party without obtaining the Indemnified Party’s prior written consent.  The Indemnified Party agrees to give all reasonable authority, information and assistance necessary to defend or settle such suit or proceeding at the Indemnifying Party’s reasonable request and at the Indemnifying Party’s expense.

ARTICLE 10.
LIABILITY AND REMEDY

10.1           Limited Liability

EXCEPT FOR LIABILITY ARISING FROM BREACHES OF A PARTY’S CONFIDENTIALITY OBLIGATIONS CONTAINED IN THE NON-DISCLOSURE  CLAUSE IN SECTION 9 OF THE FRAMEWORK AGREEMENT, BREACHES OF LICENSE GRANTS CONTAINED HEREIN, AND EXCEPT FOR AMOUNTS PAYABLE TO THIRD PARTIES TO FULFILL INDEMNITY OBLIGATIONS DESCRIBED IN ARTICLE 9, (A) IN NO EVENT SHALL ANY PARTY HAVE ANY LIABILITY TO THE OTHERS, OR TO ANY PARTY CLAIMING THROUGH OR UNDER THE OTHER, FOR ANY LOST PROFITS, ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) IN NO EVENT SHALL A PARTY’S CUMULATIVE LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID, PAYABLE, RECEIVED OR RECEIVABLE BY SUCH PARTY FOR THE PRODUCTS CONCERNED THEREWITH HEREUNDER PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRIOR TO THE OCCURRENCE OF THE INITIAL EVENT FOR WHICH A PARTY RECOVERS DAMAGES HEREUNDER.  THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.  THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS ARTICLE 10 IS AN ESSENTIAL ELEMENT OF THE BARGAIN AND ABSENT THIS ARTICLE 10 THE ECONOMIC AND OTHER TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

10.2           Remedies

Notwithstanding anything stated to the contrary in this Agreement, the Parties acknowledge that any breach of * of this Agreement and/or the non-disclosure clause in Section 9 of the Framework Agreement by a Party would cause irreparable harm to the other Parties, and that the damages arising from any such breach would be difficult or impossible to ascertain.  As such, the Parties agree that a Party shall be entitled to injunctive relief and other equitable remedies in the event of any breach or threatened breach of Section 3.5 of this Agreement and/or the non-disclosure clause in Section 9 of the Framework Agreement by another Party.  Such injunctive or other equitable relief shall be in addition to, and not in lieu of, any other remedies that may be available to that Party.  The Parties shall be entitled reasonable attorney fees and costs of enforcement of this Agreement.

ARTICLE 11.           OTHER ARRANGEMENT

*

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

PHOTRONICS, INC.

By:
Name:	Constantine Macricostas
Title:	Chairman and Chief Executive Officer

DAI NIPPON PRINTING CO., LTD.

By:
Name:	Koichi Takanami
Title:	Executive Vice President

Photronics Semiconductor Mask Corp.

By:
Name:
Title:

Outsourcing Agreement Signature Page

Schedule 1

Definitions

Capitalized words and phrases used and not otherwise defined elsewhere in this Agreement shall have the following meanings:

*

Schedule 2

Product Prices

*